CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 8, 2013, on the financial statements of Geo JS Tech Group Corp. (the "Company") as of March, 2013 and 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Albert Wong & Co. LLP

Albert Wong & Co. LLP
New York, NY
August 30, 2013